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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                           JD AMERICAN WORKWEAR, INC.
               (Exact name of issuer as specified in its charter)


          Delaware                                       05-0460102
(State or other jurisdiction of             (IRS Employer Identification Number)
 incorporation or organization)


46 Old Flat River Road, Coventry, Rhode Island              02816
  (Address of Principal Executive Offices)                (Zip Code)


                              CONSULTING AGREEMENT
                            (Full title of the Plan)

                Steven Smith, 1400 Chamber Dr., Bartow, FL 33830
                     (Name and address of agent for service)

                                 (863) 533-0326
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

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
                                     Proposed Maximum       Proposed
Title of Securities    Amount to be    Offering Price   Maximum Aggregate     Amount of
 to be Registered       Registered     Per Share (1)     Offering Price    Registration Fee
-------------------------------------------------------------------------------------------
Common Stock            2,015,000         $.06              $120,900            $30.23
===========================================================================================

(1) Pursuant to Rule 457, estimated solely for the purpose of calculating the Registration Fee, and computed in accordance with the average of last sale prices of the Common Stock for the five (5) trading days prior to and including January 2, 2001, as reported by OTC.
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
                                     PART I

ITEM 1. PLAN INFORMATION

                           JD AMERICAN WORKWEAR, INC.

                              CONSULTING AGREEMENT

     The information set forth herein together with the documents annexed hereto and made part hereof and incorporated herein by reference relates to the shares of common stock of JD American Workwear, Inc. (the "Company") to be issued to the consultant to pay for services rendered to the Company by said consultant. The consulting agreement attached is:

A) 10-1 Consulting Agreement made and entered into this 28th day of December 2000 with Ian Horn, Esquire, consultant to provide legal and business consulting services in exchange for 250,000 shares of company common stock, par value $0.002.

B) 10-2 Consulting Agreement made and entered into this 28th day of December 2000 with Richard P. Greene, Esquire, consultant to provide legal services in exchange for 15,000 shares of company common stock, par value $.002.

C) 10-3 Employee Stock Option Plan of 1995 pursuant to the direction of the shareholders' meeting December 15, 2000 that provided for increase in the authorized plan shares of 1,750,000 and incorporated by reference as filed with the Registrant's Form SB-2 on October 27, 1995, File No. 33-98486.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the oral or written request of such person, a copy of any document incorporated in this Registration Statement by reference, except exhibits to such information, unless such exhibits are also expressly incorporated by reference herein. Request for such information should be directed to JD American Workwear, Inc., 1400 Chamber Dr., Bartow, FL 33830,
Attention: Corporate Secretary, telephone (863) 533-0326.

                                     PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

     1.   Annual Report on Form 10-KSB/A for the year ended February 29, 2000;

     2. Quarterly Reports on Form 10-QSB for the quarterly periods ended May 31, 2000 and August 31, 2000;

     3. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, including but not limited to, subsequently filed amendments to the above listed documents and subsequently filed forms 10-KSB, 10-QSB, and 8-K, prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or deemed to be incorporated by reference herein modified or supersedes such statement. All information appearing in this Registration Statement is qualified in its entirety by the information and financial statements (including notes thereto) appearing in documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6. IDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Company is permitted by Delaware law and required by its Certificate of Incorporation and By-Laws to indemnify any present or former director, officer, employee or agent against all expenses and liabilities reasonably incurred by him in connection with any legal action in which such person is involved by reason of his position with the Company unless he is adjudged liable for negligence or misconduct in the performance of his duties as a director, officer, employee or agent.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8. EXHIBITS

     The following are filed as exhibits to this Registration Statement:

     EXHIBIT NO.
     -----------
      5          Opinion of Richard Greene, Esq.
      10.1       Consulting Agreement of Ian Horn, Esq.
      10.2       Consulting Agreement of Richard Greene, Esq.
      10.3       Employee Stock Option Plan of 1995
      23.1       Consent of Richard Greene, Esq. (included in Exhibit 5)
      23.2       Consent of Bella, Hermida, Hancock, Gilman and Mueller

ITEM 9. UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               i. To include any prospectus required by Section 10 (a)(3) of the Securities Act of 1933;

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
               ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               iii. To include any additional or changed material information with respect to the plan of distribution.

          (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13 (a) or 15 (d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15 (d) of the Exchange Act) that is incorporated by reference in the registration shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue

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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements, for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Bartow, State of Florida this 8th day of January, 2001.

SIGNATURE                             TITLE                            DATE
---------                             -----                            ----

/s/ Steven Smith                President                        January 8, 2001
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Steven Smith


/s/ Norman J. Birmingham        Director                         January 8, 2001
---------------------------     Chief Financial Officer
Norman J. Birmingham            (Principal Financial Officer)


/s/ Daniel L. Hefner            Director                         January 8, 2001
---------------------------
Daniel L. Hefner


/s/ Robert E. Maxwell           Director                         January 8, 2001
---------------------------
Robert E. Maxwell

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